Exhibit 99.1

Contact:	Doug Guarino	Director of Corporate Relations	781-647-3900
	Jon Russell	Vice President of Finance

ALERE INC. ANNOUNCES

FIRST QUARTER 2012 RESULTS

WALTHAM, MA…April 30, 2012…Alere Inc. (NYSE: ALR), a global leader in enabling individuals to take charge of their health at home through the merger of rapid diagnostics and health management, today announced its financial results for the quarter ended March 31, 2012.

Financial results for the first quarter of 2012:

•	Adjusted net revenue of $672.4 million for the first quarter of 2012, compared to $582.5 million for the first quarter of 2011.

•

Adjusted cash-basis net income per diluted common share of $0.77 for the first quarter of 2012, compared to adjusted cash-basis net income per diluted common share of $0.61 for the first quarter of 2011.

•

Adjusted product and services revenues from our Professional Diagnostics segment were $516.7 million in the first quarter of 2012, compared to adjusted net product and services revenue of $409.8 million in the first quarter of 2011. Recent professional diagnostics acquisitions contributed $96.9 million of incremental net revenue compared to the first quarter of 2011.

•	North American influenza sales decreased to $6.6 million for the first quarter of 2012, from $19.5 million for the first quarter of 2011.

•	Excluding the impact of the change in North American influenza revenues, currency adjusted organic growth in our Professional Diagnostics segment was 6.9%.

•

Adjusted cash-basis gross margins were 55.9% for the first quarter of 2012, compared to 55.8% in the first quarter of 2011 and 55.8% in the fourth quarter of 2011. Adjusted cash-basis gross margins from products and services in our Professional Diagnostics segment were 60.3% in the first quarter of 2012, compared to 59.6% in the first quarter of 2011 and 60.0% in the fourth quarter of 2011.

•

Product and services revenues from our Health Management segment were $130.8 million in the first quarter of 2012, compared to $143.1 million in the first quarter of 2011 and $125.9 million in the fourth quarter of 2011. The decrease in revenues from the first quarter of 2011 was related primarily to the insourcing of certain services by large health plans.

•	Adjusted cash-basis gross margins from our Health Management segment were 45.4% in the first quarter of 2012, compared to 49.0% in the first quarter of 2011 and 45.3% in the fourth quarter of 2011.

•

Other income for the first quarter of 2012 includes $13.5 million of a final royalty termination payment received from Quidel during the quarter, offset by $2.3 million of other charges. Together, and net of tax, these other income items added approximately $0.12 to our adjusted cash-basis net income per diluted common share for the quarter.

•

GAAP net loss of $4.1 million attributable to common stockholders of Alere Inc., and respective net loss per common share of $0.05, for the first quarter of 2012, compared to GAAP net income of $8.1 million attributable to common stockholders of Alere Inc., and respective net income per diluted common share of $0.09, for the first quarter of 2011.

•	Adjusted free cash flow for the first quarter of 2012 was $71.5 million, reflecting cash flow from operations of $101.9 million, offset by capital expenditures of $30.4 million.

The Company’s GAAP results for the first quarter of 2012 exclude $1.3 million of revenue associated with acquired software license contracts that are not recognized due to business combination accounting rules and include amortization of $78.1 million, $5.6 million of restructuring charges, $3.9 million of stock-based compensation expense, $1.5 million of acquisition-related costs recorded in accordance with ASC 805, Business Combinations, $5.0 million of income recorded for fair value adjustments to acquisition-related contingent consideration obligations, $1.3 million of interest expense associated with fees paid for modification of certain debt agreements and a $4.7 million charge associated with the write-up to fair market value of inventory acquired in connection with the acquisition of Axis-Shield plc. The Company’s GAAP results for the first quarter of 2011 include amortization of $76.3 million, $6.4 million of restructuring charges, $5.8 million of stock-based compensation expense, $1.9 million of acquisition-related costs recorded in accordance with ASC 805, Business Combinations, a $1.9 million foreign currency loss associated with the settlement of an acquisition-related contingent consideration obligation and $1.4 million of expense recorded for fair value adjustments to acquisition-related contingent consideration obligations. These amounts, net of tax, have been excluded from the adjusted cash-basis net income per diluted common share attributable to Alere Inc. for the respective quarters.

A detailed reconciliation of the Company’s adjusted cash-basis net income, which is a non-GAAP financial measure, to net income under GAAP, as well as a discussion regarding this non-GAAP financial measure, is included in the schedules to this press release.

The Company will host a conference call beginning at 8:30 a.m. (Eastern Time) today, April 30, 2012, to discuss these results, as well as other corporate matters. During the conference call, the Company may answer questions concerning business and financial developments and trends and other business and financial matters. The Company’s responses to these questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.

The conference call may be accessed by dialing (800) 860-2442 (domestic) or (412) 858-4600 (international) and asking for Alere Inc. A webcast of the call can also be accessed via the Alere website at www.alere.com/investors, or directly through the following link: http://www.videonewswire.com/event.

A replay of the call will be available approximately four hours after the conclusion of the call and will remain available for a period of seven days following the call. The replay may be accessed by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) and entering replay code 10013183. The replay will also be available via online webcast at http://www.videonewswire.com/event or via the Alere website at www.alere.com/investors for a period of 60 days following the call.

Additionally, reconciliations to non-GAAP financial measures not included in this press release that may be discussed during the call will also be available at the Alere website (http://www.alere.com/investors) under the Earnings Calls and Releases section shortly before the conference call begins and will continue to be available on this website.

For more information about Alere, please visit our website at http://www.alere.com.

By developing new capabilities in near-patient diagnosis, monitoring and health management, Alere enables individuals to take charge of improving their health and quality of life at home. Alere’s global leading products and services, as well as its new product development efforts, focus on infectious disease, cardiology, oncology, toxicology and women’s health. Alere is headquartered in Waltham, Massachusetts.

Source: Alere Inc.

Alere Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and

Reconciliation to Non-GAAP Adjusted Cash Basis Amounts

(in $000s, except per share amounts)

	Three Months Ended March 31, 2012					Three Months Ended March 31, 2011
	GAAP		Non-GAAP Adjustments		Non-GAAP Adjusted Cash Basis (a)	GAAP	Non-GAAP Adjustments		Non-GAAP Adjusted Cash Basis (a)
Net product sales and services revenue	$668,221		$1,286	(b)	$669,507	$574,795	$—		$574,795
License and royalty revenue	2,908		—		2,908	7,669	—		7,669

Net revenue	671,129		1,286		672,415	582,464	—		582,464
Cost of net revenue	318,058		(21,651	) (c) (d) (e) (j)	296,407	276,257	(18,654	) (c) (d) (e)	257,603

Gross profit	353,071		22,937		376,008	306,207	18,654		324,861

Gross margin	53%				56%	53%			56%

Operating expenses:
Research and development	39,000		(3,797	) (c) (d) (e)	35,203	36,542	(3,251	) (c) (e)	33,291
Selling, general and administrative	279,013		(73,069	) (c) (d) (e) (f) (g)	205,944	238,760	(69,480	) (c) (d) (f) (g)	169,280

Total operating expenses	318,013		(76,866)		241,147	275,302	(72,731)		202,571

Operating income	35,058		99,803		134,861	30,905	91,385		122,290
Interest and other income (expense), net	(38,896)		1,380	(h)	(37,516)	(35,969)	1,969	(i)	(34,000)

Income (loss) before provision (benefit) for income taxes	(3,838)		101,183		97,345	(5,064)	93,354		88,290
Provision (benefit) for income taxes	(1,455)		30,783	(l)	29,328	(4,330)	32,596	(l)	28,266

Income (loss) before equity earnings of unconsolidated entities, net of tax	(2,383)		70,400		68,017	(734)	60,758		60,024
Equity earnings of unconsolidated entities, net of tax	3,412		218	(c)	3,630	1,011	410	(c) (d)	1,421

Net income	1,029		70,618		71,647	277	61,168		61,445
Less: Net income (loss) attributable to non-controlling interests, net of tax	(185)		21	(k)	(164)	62	7	(k)	69

Net income attributable to Alere Inc. and Subsidiaries	$1,214		$70,597		$71,811	$215	$61,161		$61,376

Preferred stock dividends	$(5,309)		$—		$(5,309)	$(5,809)	$—		$(5,809)
Preferred stock repurchase	$—		$—		$—	$13,688	$(13,688	) (q)	$—

Net income (loss) available to common stockholders	$(4,095)				$66,502	$8,094			$55,567

Basic net income (loss) per common share	$(0.05)				$0.83	$0.09			$0.65

Diluted net income (loss) per common share	$(0.05	) (m)			$0.77 (o)	$0.09 (n)			$0.61 (p)

Weighted average common shares - basic	80,240				80,240	85,362			85,362

Weighted average common shares - diluted	80,240	(m)			94,206 (o)	86,953 (n)			101,829 (p)

(a)	In calculating net income or loss on an adjusted cash basis, the Company excludes from net income or loss (i) certain non-cash charges, including amortization expense and stock-based compensation expense, (ii) non-recurring charges and income, and (iii) certain other charges and income that have a significant positive or negative impact on results yet do not occur on a consistent or regular basis in its business. In determining whether a particular item meets one of these criteria, management considers facts and circumstances that it believes are relevant. Management believes that excluding such charges and income from net income or loss allows investors and management to evaluate and compare the Company’s operating results from continuing operations from period to period in a meaningful and consistent manner. Due to the frequency of their occurrence in its business, the Company does not adjust net income or loss for the costs associated with litigation, including payments made or received through settlements. It should be noted that “net income or loss on an adjusted cash basis” is not a standard financial measurement under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as an alternative to net income or loss or cash flow from operating activities, as a measure of liquidity or as an indicator of operating performance or any measure of performance derived in accordance with GAAP. In addition, all companies do not calculate non-GAAP financial measures in the same manner and, accordingly, “net income or loss on an adjusted cash basis” presented in this press release may not be comparable to similar measures used by other companies.
(b)	Approximately $1.3 million in estimated revenue related to acquired software license contracts will not be recognized for the first quarter of 2012 due to business combination accounting rules.
(c)	Amortization expense of $78.1 million and $76.3 million in the first quarter of 2012 and 2011 GAAP results, respectively, including $15.7 million and $16.9 million charged to cost of sales, $2.4 million and $2.3 million charged to research and development, $59.8 million and $56.9 million charged to selling, general and administrative, with $0.2 million and $0.2 million charged through equity earnings of unconsolidated entities, net of tax during each of the respective quarters.
(d)	Restructuring charges associated with the decision to close facilities of $5.6 million and $6.4 million for the first quarter of 2012 and 2011 GAAP results, respectively. The $5.6 million charge for the first quarter of 2012 included $1.0 million charged to cost of sales, $0.6 million charged to research and development, $3.9 million charged to selling, general and administrative expense and $0.1 million charged to interest and other income (expense), net. The $6.4 million charge for the first quarter of 2011 included $1.4 million charged to cost of sales, $4.8 million charged to selling, general and administrative expense and $0.2 million charged through equity earnings of unconsolidated entities, net of tax.
(e)	Compensation costs of $3.9 million and $5.8 million associated with stock-based compensation expense for the first quarter of 2012 and 2011 GAAP results, respectively, including $0.3 million and $0.4 million charged to cost of sales, $0.8 million and $0.9 million charged to research and development and $2.8 million and $4.5 million charged to selling, general and administrative, in the respective quarters.
(f)	Acquisition-related costs in the amount of $1.5 million and $1.9 million in the first quarter of 2012 and 2011 GAAP results, respectively, recorded in connection with ASC 805, Business Combinations.
(g)	$5.0 million of expense and $1.4 million of expense in the first quarter of 2012 and 2011 GAAP results, respectively, recorded in connection with fair value adjustments to acquisition-related contingent consideration obligations in accordance with ASC 805, Business Combinations.
(h)	Interest expense of $1.3 million recorded in connection with fees paid for certain debt modifications and the termination of our senior secured credit facility.
(i)	A $1.9 million realized foreign currency loss associated with the settlement of an acquisition-related contingent consideration obligation.
(j)	A write-off in the amount of $4.7 million during the first quarter of 2012, relating to inventory write-ups recorded in connection with an acquisition.
(k)	Amortization expense of $27.0 thousand ($21.0 thousand, net of tax) and $9.0 thousand ($7.0 thousand, net of tax) in the first quarter of 2012 and 2011 GAAP results, respectively.
(l)	Tax effect on adjustments as discussed above in notes (b), (c), (d), (e), (f), (g), (h), (i) and (j).
(m)	For the three months ended March 31, 2012, potential dilutive shares were not used in the calculation of diluted net loss per common share under GAAP because inclusion thereof would be antidilutive.
(n)	Included in the weighted average diluted common shares for the calculation of net income per common share on a GAAP basis for the three months ended March 31, 2011, are dilutive shares consisting of 1,484,000 common stock equivalent shares from the potential exercise of stock options and warrants. Also included were dilutive shares consisting of 107,000 potentially issuable shares of common stock associated with contingent consideration arrangements. Potential dilutive shares consisting of 3,438,000 common stock equivalent shares from the potential conversion of convertible debt securities, 110,000 common stock equivalents from the potential settlement of a portion of the deferred purchase price consideration related to the ACON Second Territory Business and potential dilutive shares consisting of 11,328,000 common stock equivalent shares from the potential conversion of Series B convertible preferred stock were not included in the calculation of net income per common share on a GAAP basis for the three months ended March 31, 2011, because inclusion thereof would be antidilutive.
(o)	Included in the weighted average diluted common shares for the calculation of net income per common share for the three months ended March 31, 2012, on an adjusted cash basis, were dilutive shares consisting of 289,000 common stock equivalent shares from the potential exercise of stock options and warrants. Also included were dilutive shares consisting of 3,438,000 common stock equivalent shares from the potential conversion of convertible debt securities and 10,239,000 common stock equivalent shares from the potential conversion of Series B convertible preferred stock. The diluted net income per common share calculation for the three months ended March 31, 2012, on an adjusted cash basis, included the add back of interest expense related to the convertible debt of $0.7 million and the add back of $5.3 million of preferred stock dividends related to the Series B convertible preferred resulting in net income available to common stockholders of $72.5 million for the three months ended March 31, 2012.
(p)	Included in the weighted average diluted common shares for the calculation of net income per common share for the three months ended March 31, 2011, on an adjusted cash basis, were dilutive shares consisting of 1,484,000 common stock equivalent shares from the potential exercise of stock options and warrants. Also included were dilutive shares consisting of 107,000 potentially issuable shares of common stock associated with contingent consideration arrangements. Also included were dilutive shares consisting of 3,438,000 common stock equivalent shares from the potential conversion of convertible debt securities, 11,328,000 common stock equivalent shares from the potential conversion of Series B convertible preferred stock and 110,000 common stock equivalents from the potential settlement of a portion of the deferred purchase price consideration related to the ACON Second Territory Business. The diluted net income per common share calculation for the three months ended March 31, 2011, on an adjusted cash basis, included the add back of interest expense related to the convertible debt of $0.7 million, the add back of $5.8 million of preferred stock dividends related to the Series B convertible preferred stock and the add back of interest expense related to the ACON Second Territory Business of $24.0 thousand resulting in net income available to common stockholders of $62.1 million for the three months ended March 31, 2011.
(q)	Non-cash income allocated to net income available to common stockholders as a result of repurchases of preferred shares during the first quarter of 2011.

Alere Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in $000s)

	March 31, 2012	December 31, 2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$514,097	$299,173
Restricted cash	2,684	8,987
Marketable securities	1,092	1,086
Accounts receivable, net	489,262	475,824
Inventories, net	309,921	320,269
Prepaid expenses and other current assets	179,499	188,388

Total current assets	1,496,555	1,293,727

PROPERTY, PLANT AND EQUIPMENT, NET	506,507	491,205
GOODWILL AND OTHER INTANGIBLE ASSETS, NET	4,663,838	4,676,742
DEFERRED FINANCING COSTS AND OTHER ASSETS, NET	222,381	211,027

Total assets	$6,889,281	$6,672,701

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of notes payable and short-term debt	$68,728	$73,415
Other current liabilities	536,972	551,037

Total current liabilities	605,700	624,452

LONG-TERM LIABILITIES:
Notes payable, net of current portion	3,465,309	3,280,080
Deferred tax liability	371,190	380,700
Other long-term liabilities	168,301	153,398

Total long-term liabilities	4,004,800	3,814,178

Redeemable non-controlling interest	2,448	2,497

TOTAL EQUITY	2,276,333	2,231,574

Total liabilities and equity	$6,889,281	$6,672,701

Alere Inc. and Subsidiaries

Selected Consolidated Revenues by Business Area (1)

(in thousands)

Professional Diagnostics Segment	Q1 2012	Q1 2011	% Change Q1 12 v. Q1 11
Cardiology	$138,826	$129,855	7%
Infectious disease	151,016	140,426	8%
Toxicology	121,740	85,504	42%
Diabetes	28,161	—
Other (1)	75,706	54,000	40%

Professional diagnostics net product sales and services revenue (1)	515,449	409,785	26%
License and royalty revenue	2,908	6,027	-52%

Professional diagnostics net revenue	$518,357	$415,812	25%

Health Management Segment	Q1 2012	Q1 2011	% Change Q1 12 v. Q1 11
Disease and case management	$53,380	$61,455	-13%
Wellness	27,026	29,805	-9%
Women’s & children’s health	29,771	28,575	4%
Patient self-testing services	20,607	23,228	-11%

Health management net revenue	$130,784	$143,063	-9%

(1)

Revenues are presented in accordance with Generally Accepted Accounting Principles and exclude an adjustment of $1,286 in revenue related to acquired software license contracts which were not recognized for the first quarter of 2012 due to business combination accounting rules.